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                                                                      EXHIBIT 21

                           Deltic Timber Corporation
                        Subsidiaries of the Registrant
                            As of December 31, 2000




                                                                      State of
Subsidiaries                                                       Incorporation
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Deltic Timber Purchasers, Inc.                                          Arkansas

Deltic Southwest Timber Company                                         Arkansas

Deltic Real Estate Investment Company                                   Delaware

Chenal Properties, Inc.                                                 Arkansas

Chenal Country Club, Inc.                                               Arkansas

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